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                           SECOND AMENDED AND RESTATED
                           CERTIFICATE OF INCOPORATION

                                       OF

                             EXE TECHNOLOGIES, INC.

                   (Originally Incorporated on July 28, 1997)

        The following certificate has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law"):

                1. NAME. The name of the corporation is EXE Technologies, Inc. (the "Corporation").

                2. ADDRESS OF REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 1201 Market Street, Suite 1600, Wilmington, Delaware 19801, County of New Castle, and its registered agent is PHS Corporate Services, Inc.

                3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                4. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: 170,000,000, consisting of 150,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 20,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Second Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                5. BOARD OF DIRECTORS.

                        5.1. ELECTION OF DIRECTORS. Members of the Board may be elected either by written ballot or by voice vote.

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                        5.2. CLASSIFICATION OF BOARD. The Directors shall be
classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I directors shall be elected to hold office for an initial term expiring at the 2001 annual meeting of the stockholders, the Class II directors shall be elected to hold office for an initial term expiring at the 2002 annual meeting of the stockholders and the Class III directors shall be elected to hold office for an initial term expiring at the 2003 annual meeting of the stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board shall have been abolished by action taken to reduce the size of the Board prior to said meeting. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause as provided in Section 5.4 below.

                        5.3. INCREASE OR DECREASE IN NUMBER. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among the classes as appropriate so that the number of directors in each class is as specified in Section 5.2. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among the classes as appropriate so that the number of directors in each class is as specified in Section 5.2.

                        5.4. REMOVAL FROM OFFICE. No director may be removed at any time unless for cause and by affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, except as otherwise required by law.

                        5.5. VACANCIES. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

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Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors applicable thereto, and each director so elected shall not be subject to the provisions of this Section 5 unless otherwise provided therein.

                        5.6. POWER TO MAKE, ALTER AND REPEAL BY-LAWS. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that any by-laws adopted or amended by the Board may be amended or repealed, and any by-laws may be adopted, by the stockholders of the Corporation, by a vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of the directors of the Corporation.

                        5.7. AMENDMENT AND REPEAL OF SECTION 5. Notwithstanding any provision of this Second Amended and Restated Certificate of Incorporation and of the By-laws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of 66 2/3 percent of the votes which all stockholders of the then outstanding shares of capital stock of the Corporation would be entitled to cast thereon, voting together as a single class, shall be required to amend or repeal any provisions of this
Section 5 or to adopt any provision inconsistent with this Section 5. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding stock entitled to vote thereon shall be sufficient to amend or repeal any provision of this Section 5 or adopt any provision inconsistent with this Section 5.

                6. STOCKHOLDER CONSENTS. Any action required or permitted to be taken by the stockholders of the Corporation shall be taken only at an annual or special meeting of stockholders, and specifically shall not be taken upon the written consent of all or less than all of the stockholders.

                7. AMEND, ALTER OR CHANGE CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision of this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                8. LIMITATION OF LIABILITY. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended, or other Delaware law is enacted, to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated

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or limited to the fullest extent permitted under the General Corporation Law, as so amended, or by such other Delaware law, as so enacted. Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                9. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

                10. COMPROMISES WITH CREDITORS. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                11. APPROVAL. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

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                IN WITNESS WHEREOF, EXE Technologies, Inc. has caused this
Second Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested by its Secretary this 9th day of August, 2000. The undersigned certifies that this Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the General Corporation Law.

                                            EXE TECHNOLOGIES, INC.

                                            By: /s/ Raymond R. Hood
                                               ---------------------------------
                                                  Raymond R. Hood
                                                  President and Chief Executive
                                                  Officer

ATTEST:

By: /s/ Christopher F. Wright
   ---------------------------------
      Christopher F. Wright
      Secretary





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